Exhibit 10.1

BLUE WATER BIOTECH, INC.

August 1, 2023

Holder of Common Stock Preferred Investment Options

Re:	Inducement Offer to Exercise Common Stock Preferred Investment Options, dated July 31, 2023

Dear Holder:

Reference is made to the Inducement Offer to Exercise Common Stock Preferred Investment Options, dated July 31, 2023, by and between Blue Water Biotech, Inc. (the “Company”) and the holder (“Holder”) of certain common stock preferred investment options signatory thereto (the “Inducement Letter”). Capitalized Terms used herein but not otherwise defined herein shall have the respective meanings given such terms in the Inducement Letter.

Notwithstanding anything to the contrary in the Inducement Letter, the Company and Holder hereby agree that (i) the New PIO shall be immediately exercisable at any time on or after the date of issuance and have a term of exercise of five (5) years from the date of issuance, provided that, if such termination date is not a Trading Day, the date that is the immediately following Trading Day, which New PIO shall be substantially in the form as set forth in Exhibit A hereto, (ii) the Company shall not be required to hold an annual or special meeting of stockholders for the purpose of obtaining Stockholder Approval, and (iii) the references to Stockholder Approval and any obligation of the Company to hold a meeting of stockholders for such purpose in sections e), f) and g) of Annex A to the Inducement Letter shall be removed.

Except as set forth herein, the Inducement Letter shall remain unmodified by this letter agreement.

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Sincerely yours,

BLUE WATER BIOTECH, INC.

By:
Name:
Title:

Accepted and Agreed:

Name of Holder:

By
Name:
Title:

[Signature Page to BWV Side Letter to Inducement Letter]

Exhibit A

(attached)